UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2022 (February 11, 2021)

Gaming & Hospitality Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39987	84-5014306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3755 Breakthrough Way #300, Las Vegas, Nevada	89135
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (800)
211-8626
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant to purchase one share of Class A common stock	GHACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	GHAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment	GHACW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
Gaming & Hospitality Acquisition Corp. (the “
Company
”) is filing this Amendment No. 1
on Form 8-K
(the “
Amendment
”) to amend and restate the Company’s audited balance sheet as of February 5, 2021 (the “
Audited Balance Sheet
”) included in the Company’s Current Report on Form
8-K
filed with the U.S. Securities and Exchange Commission (the “
SEC
”) on February 11, 2021 (the “
Original
8-K
”).
The Audited Balance Sheet is being restated to reflect the classification of all of the Company’s Class A common stock subject to possible redemption issued as part of the units sold in the Company’s initial public offering (“
IPO
”) as temporary equity in accordance with Accounting Standards Codification (ASC)
480-10-S99. Upon
its IPO, the Company classified a portion of the Class A common stock as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. The Company re-evaluated
the conclusion and determined that the Class A common stock included certain provisions that require classification of the Class A common stock as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination. As a result, the Company corrected the error by revising all Class A common stock subject to possible redemption as temporary equity. This resulted in an adjustment to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in
capital (to the extent available), accumulated deficit and Class A common stock.
The Company initially determined the changes were not qualitatively material to the Company’s previously issued financial statements and did not restate its financial statements. However, upon further consideration of the material nature of the changes, the Company determined the change in classification of the Class A common stock subject to possible redemption and change to its presentation of earnings per share is quantitatively material and the Company should restate its previously issued financial statements.
On February 24, 2022, the Company and the audit committee of the Company’s board of directors, after discussion with Company management, concluded that the Audited Balance Sheet filed as Exhibit 99.1 to the Original
8-K
should be restated to report all Class A common stock as temporary equity and should no longer be relied upon. As such, the Company is restating the Audited Balance Sheet filed as Exhibit 99.1 to the Original
8-K
in this Amendment.
The restatement does not have any impact on the Company’s cash position and cash held in the trust account established in connection with the IPO.
The Company has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting for accounting for complex financial instruments during the Affected Periods and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in a future filing with the SEC.
Except as described above, this Amendment does not amend, update or change any other disclosures in the Original
8-K.
In addition, the information contained in this Amendment does not reflect events occurring after the filing of the Original
8-K
and does not modify or update the disclosures therein, except as specifically identified above.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Audited Balance Sheet as of February 5, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 24, 2022

GAMING & HOSPITALITY ACQUISITION CORP.

By:	/s/ Andrei Scrivens
Name: Andrei Scrivens
Title: Chief Financial Officer